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                               EXHIBIT 24.3.8.




                        INDEPENDENT AUDITORS' CONSENT


                                      OF


                        MENDOZA BERGER & COMPANY, LLP



                             DATED MARCH 1, 2004





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                                   MENDOZA
                                    BERGER
                                 COMPANY, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS





                        INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of MSTG Solutions, Inc., a Nevada corporation, on Form SB-2 - Amendment No. 6 of our report, dated November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003, and Notes 2, 7, and 9, which are dated August 5, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS


/s/    Mendoza Berger & Company, LLP
------------------------------------

Irvine, California
March 1, 2004